Exhibit 99.1

GlobalSCAPE, Inc. Announces Quarterly Cash Dividend of $0.015 Per Share of Common Stock
 Dividend payable in December

SAN ANTONIO — November 10, 2016 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced that its Board of Directors has declared a quarterly cash dividend of $0.015 per share of common stock.

The dividend is payable on December 8, 2016, to shareholders of record at the close of business at 5:00 pm Eastern Time on November 23, 2016.

Supporting Quote:
Matt Goulet, President and CEO at Globalscape
“The Board of Directors’ declaration of a quarterly cash dividend demonstrates their confidence in the strength of Globalscape’s strategy, and trust that the direction will continue to yield profitable results as well as positive cash flow.”

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises.  For more information, visit http://www.globalscape.com/or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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